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                                                                    EXHIBIT 23.5



                        CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
Starwave Corporation:

We consent to the incorporation by reference in the Registration Statements (Nos. 333-67507, 333-67517, and 333-67519) on Form S-8 of Infoseek Corporation of our report dated February 7, 1997, with respect to the balance sheet of Starwave Corporation as of December 31, 1996, and the related statements of operations, shareholders' deficit, and cash flows for the year then ended, which report appears in this Form 8-K/A of Infoseek Corporation dated December 7, 1998.


                                        /s/ KPMG Peat Marwick LLP

Seattle, Washington
December 4, 1998